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DealerTrack Holdings, Inc., Reports Second Quarter 2012 Financial Results

Updates 2012 Guidance based on Results and 1st Auto Transport Directory Acquisition

Lake Success, N.Y., August 7, 2012 – DealerTrack Holdings, Inc. (Nasdaq: TRAK) today reported financial results for the second quarter ended June 30, 2012.

GAAP Results for the Second Quarter 2012

▪	Revenue for the quarter was $96.4 million, as compared to $89.1 million for the second quarter of 2011.
▪	GAAP net income for the quarter was $5.9 million, as compared to $2.2 million for the second quarter of 2011.
▪	Diluted GAAP net income per share for the quarter was $0.13, as compared to $0.05 for the second quarter of 2011.

GAAP net income includes a $3.5 million, or $0.08 per share, gain (net of taxes) from the sale of certain Chrome branded assets that were not contributed to our Chrome Data joint venture.

Non-GAAP Results for the Second Quarter 2012

▪	Adjusted EBITDA for the quarter was $25.0 million, as compared to $24.3 million for the second quarter of 2011.
▪	Adjusted net income for the quarter was $13.7 million, as compared to $10.8 million for the second quarter of 2011.
▪	Diluted adjusted net income per share for the quarter was $0.31, as compared to $0.25 for the second quarter of 2011.

GAAP Results for the Six Months Ended June 30, 2012

▪	Revenue for the six months was $188.0 million, as compared to $166.2 million for the same period in 2011.
▪	GAAP net income for the six months was $22.9 million, as compared to $26.9 million for the same period in 2011.
▪	Diluted GAAP net income per share for the six months was $0.52, as compared to $0.64 for the same period in 2011.

GAAP net income includes a $3.5 million, or $0.08 per share, gain (net of taxes) from the sale of certain Chrome branded assets that were not contributed to our Chrome Data joint venture. GAAP net income for 2011 was positively impacted by a $23.5 million, or $0.56 per share, non-cash reduction in the valuation allowance against the company's net U.S. deferred tax assets.

Non-GAAP Results for the Six Months Ended June 30, 2012

▪	Adjusted EBITDA for the six months was $44.5 million, as compared to $39.8 million for the same period in 2011.
▪	Adjusted net income for the six months was $23.2 million, as compared to $18.3 million for the same period in 2011.
▪	Diluted adjusted net income per share for the six months was $0.53, as compared to $0.43 for the same period in 2011.

Updated Guidance for 2012

DealerTrack updated its annual guidance based on second quarter results and the acquisition of 1st Auto Directory Transport as follows:

Expected GAAP Results

▪	Revenue for the year is expected to be between $381.0 million and $385.0 million, an increase from prior guidance of between $375.0 million and $382.0 million.
▪	GAAP net income for the year is expected to be between $24.5 million and $26.5 million, a decrease from prior guidance of between $27.0 million and $30.0 million.
▪	Diluted GAAP net income per share for the year is expected to be between $0.55 and $0.60, a decrease from prior guidance of between $0.61 and $0.68 per share.

Expected Non-GAAP Results

▪	Adjusted EBITDA for the year is expected to be between $96.0 million and $98.0 million, an increase from prior guidance of between $94.0 and $97.0 million.
▪	Adjusted net income for the year is expected to be between $47.5 million and $49.5 million, an increase from prior guidance of between $46.0 and $49.0 million.
▪	Diluted adjusted net income per share for the year is expected to be between $1.07 and $1.12, an increase from prior guidance of between $1.04 and $1.11.

The updated guidance assumes no change in our SAAR expectations for the full year. New car sales by franchised dealers are expected to be approximately 14.2 million units and used car sales by franchised dealers are expected to be approximately 14.0 million units for 2012. Diluted GAAP net income and adjusted net income per share guidance for the year continue to be based on an estimated 44.3 million diluted weighted average shares outstanding. Our updated guidance assumes an effective tax rate of 39% to 40% for the full year, an increase from prior guidance of 37% to 38%.

Mark F. O’Neil, chairman and chief executive officer of DealerTrack, commented, “We are pleased with the results we achieved in the second quarter. In addition to organic growth in our transaction and subscription businesses in the quarter, we are excited to further broaden our market opportunity with the addition of 1st Auto Transport Directory. We believe this acquisition will enable us to drive further increases in monthly subscription fees from dealerships while helping dealers improve their overall efficiency and profitability. We are increasing our revenue guidance and non-GAAP earnings guidance in 2012 to reflect the acquisition of 1st Auto Transport Directory.”

Conference Call

DealerTrack will host a conference call to discuss its second quarter 2012 results and other matters on August 7, 2012 at 5:00 p.m. Eastern Time. The conference call will be webcast live on the Internet at ir.dealertrack.com. In addition, a live audio of the call will be accessible to the public by calling 877-303-6648 (domestic) or 970-315-0443 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins. A replay will be available on the DealerTrack website until August 31, 2012.

Non-GAAP Financial Measures

The non-GAAP measures of adjusted EBITDA and adjusted net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income.  Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income (loss) excluding interest, taxes, depreciation and amortization expenses, stock-based compensation, and contra-revenue and may exclude certain items such as:  impairment charges, restructuring charges, impact of acquisition-related activity (including contingent consideration changes, compensation expense, basis difference amortization, and professional service fees), realized gains or losses on sales of securities, gains or losses on sales or disposals of subsidiaries and other assets, and certain other non-recurring items.

All stock-based compensation expense is excluded from the calculation of the adjusted EBITDA non-GAAP measure. This may reduce the comparability with prior periods. This non-cash expense was included in presentations prior to fourth quarter 2011.

Adjusted net income is a non-GAAP financial measure that represents GAAP net income (loss) excluding stock-based compensation expense, the amortization of acquired identifiable intangibles, and contra-revenue, and may also exclude certain items such as: impairment charges, restructuring charges, impact of acquisition-related activity (including contingent consideration changes, compensation expense, basis difference amortization, and professional service fees), realized gains or losses on sales of securities, gains or losses on sales or disposals of subsidiaries and other assets, adjustments to deferred tax asset valuation allowances, non-cash interest expense and certain other non-recurring items.  These adjustments to net income, which are shown before taxes, are adjusted for their tax impact.

Adjusted EBITDA and adjusted net income are presented because management believes that they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies.  Adjusted EBITDA and adjusted net income are also presented because the purchase accounting treatment of acquisitions can have a negative impact on our GAAP results because the depreciation and amortization expenses associated with acquired assets, in particular intangibles which tend to have a relatively short useful life, can be substantial in the first several years following an acquisition. As a result, we monitor our adjusted EBITDA and adjusted net income and other business statistics as a measure of operating performance in addition to net income and the other measures included in our consolidated financial statements.  Management believes the adjusted EBITDA and adjusted net income information is useful to investors for these reasons.  Adjusted EBITDA and adjusted net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance.  Management believes the most directly comparable GAAP financial measure for adjusted EBITDA and adjusted net income is GAAP net income (loss) and has provided a reconciliation of adjusted EBITDA to GAAP net income (loss) and adjusted net income to GAAP net income (loss) in this press release.

About DealerTrack (www.dealertrack.com)

DealerTrack's intuitive and high-value web-based software solutions and services enhance efficiency and profitability for all major segments of the automotive retail industry, including dealers, lenders, OEMs, third-party retailers, agents, and aftermarket providers. DealerTrack, whose solution set for dealers is the industry's most comprehensive, operates the largest online credit application network in the United States, connecting over 18,000 dealers with more than 1,200 lenders. DealerTrack's Dealer Management System (DMS) provides dealers with easy-to-use tools and real-time data access to enhance their efficiency. DealerTrack's Inventory offerings provide vehicle inventory management and merchandising solutions to help dealers drive higher in-store and online traffic with state-of-the-art, real-time listings, accelerate used-vehicle turn rates, and increase dealer profits. DealerTrack's Sales and F&I solutions allow dealers to streamline the entire sales process as they structure deals from a single integrated platform. Its Compliance offering helps dealers meet legal and regulatory requirements, and protect their assets. DealerTrack also offers processing and other solutions for the automotive industry, including a web-based network for arranging vehicle transportation and shipping, electronic motor vehicle registration and titling applications, paper title storage, and digital document services. For more information visit: www.dealertrack.com.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding DealerTrack’s expected 2012 performance based on both GAAP and non-GAAP measures, the long-term outlook for its business, the benefits of the 1st Auto Transport Directory and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include: economic trends that affect the automotive retail industry or the indirect automotive financing industry including the number of new and used cars sold; credit availability; reductions in auto dealerships; increased competitive pressure from other industry participants, including Open Dealer Exchange, RouteOne, CUDL, Finance Express and AppOne; the impact of some vendors of software products for automotive dealers making it more difficult for DealerTrack’s customers to use DealerTrack’s solutions and services; security breaches, interruptions, failures and/or other errors involving DealerTrack’s systems or networks; the failure or inability to execute any element of DealerTrack’s business strategy, including selling additional products and services to existing and new customers; DealerTrack’s success in implementing an ERP system; the volatility of DealerTrack’s stock price; new regulations or changes to existing regulations; the integration of recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that DealerTrack may pursue; DealerTrack’s success in expanding its customer base and product and service offerings, the impact of recent economic trends, and difficulties and increased costs associated with raising additional capital; the impairment of intangible assets, such as trademarks and goodwill; and other risks listed in DealerTrack’s reports filed with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. These filings can be found on DealerTrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and DealerTrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

Three-Month Period

DEALERTRACK HOLDINGS, INC.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	June 30,
	2012	2011

Net revenue	$96,396	$89,051
Cost of revenue	53,712	48,565
Product development	2,944	3,118
Selling, general and administrative	34,067	31,490
Total operating expenses	90,723	83,173
Income from operations	5,673	5,878
Interest expense, net	(3,024)	(128)
Other income (expense), net	(926)	92
Gain on disposal of subsidiary and sale of other assets	5,500	-
Earnings from equity method investment, net	145	-
Realized gain on securities	-	409
Income before provision for income taxes, net	7,368	6,251
Provision for income taxes, net	(1,443)	(4,085)
Net income	$5,925	$2,166

Basic net income per share	$0.14	$0.05
Diluted net income per share	$0.13	$0.05
Weighted average common stock outstanding (basic)	42,470	41,203
Weighted average common stock outstanding (diluted)	43,957	42,550

Adjusted EBITDA - previous presentation (non-GAAP) (a)	$21,655	$21,270
Adjusted EBITDA margin - previous presentation (non-GAAP) (b)	22%	24%
Adjusted EBITDA (non-GAAP) (a)	$25,037	$24,305
Adjusted EBITDA margin (non-GAAP) (b)	26%	27%
Adjusted net income (non-GAAP) (a)	$13,714	$10,835
Diluted adjusted net income per share (non-GAAP)	$0.31	$0.25

Stock-based compensation expense was classified as follows:
Cost of revenue	$590	$425
Product development	206	187
Selling, general and administrative	2,586	2,414
	$3,382	$3,026

(a)     See Reconciliation Data.

(b)     Represents adjusted EBITDA as a percentage of net revenue.

Six-Month Period

DEALERTRACK HOLDINGS, INC.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Six Months Ended
	June 30,
	2012	2011

Net revenue	$188,013	$166,242
Cost of revenue	106,862	92,992
Product development	5,938	6,471
Selling, general and administrative	68,195	61,975
Total operating expenses	180,995	161,438
Income from operations	7,018	4,804
Interest expense, net	(3,951)	(46)
Other income (expense), net	(850)	99
Gain on disposal of subsidiary and sale of other assets	33,193	-
Earnings from equity method investment, net	308	-
Realized gain on securities	-	409
Income before (provision for) benefit from income taxes, net	35,718	5,266
(Provision for) benefit from income taxes, net	(12,832)	21,628
Net income	$22,886	$26,894

Basic net income per share	$0.54	$0.66
Diluted net income per share	$0.52	$0.64
Weighted average common stock outstanding (basic)	42,286	41,036
Weighted average common stock outstanding (diluted)	43,839	42,280

Adjusted EBITDA - previous presentation (non-GAAP) (a)	$37,744	$33,948
Adjusted EBITDA margin - previous presentation (non-GAAP) (b)	20%	20%
Adjusted EBITDA (non-GAAP) (a)	$44,456	$39,798
Adjusted EBITDA margin (non-GAAP) (b)	24%	24%
Adjusted net income (non-GAAP) (a)	$23,158	$18,325
Diluted adjusted net income per share (non-GAAP)	$0.53	$0.43

Stock-based compensation expense was classified as follows:
Cost of revenue	$1,225	$852
Product development	420	372
Selling, general and administrative	5,067	4,744
	$6,712	$5,968

(a)     See Reconciliation Data.

(b)     Represents adjusted EBITDA as a percentage of net revenue.

DEALERTRACK HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	June 30, 2012	December 31, 2011

ASSETS
Cash and cash equivalents	$216,151	$78,709
Marketable securities	37,871	46
Customer funds	2,521	1,097
Customer funds receivable	22,336	18,695
Accounts receivable, net	37,761	37,588
Deferred tax assets	9,246	9,171
Prepaid expenses and other current assets	26,946	23,011
Total current assets	352,832	168,317

Marketable securities - long-term	27,678	-
Property and equipment, net	21,374	21,637
Software and website development costs, net	37,905	37,341
Investments	130,145	89,000
Intangible assets, net	80,893	96,441
Goodwill	192,914	200,840
Deferred tax assets, net	32,433	34,421
Other assets - long-term	15,940	12,356
Total assets	$892,114	$660,353

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$34,431	$41,194
Customer funds payable	24,857	19,792
Deferred revenue	8,576	9,115
Deferred tax liabilities	3,448	3,443
Capital leases payable	144	255
Total current liabilities	71,456	73,799
Long-term liabilities	259,593	91,798
Total liabilities	331,049	165,597
Total stockholders' equity	561,065	494,756
Total liabilities and stockholders' equity	$892,114	$660,353

DEALERTRACK HOLDINGS, INC.

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2012	2011
Operating activities:
Net income	$22,886	$26,894
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,927	24,739
Deferred tax provision (benefit)	11,389	(23,707)
Stock-based compensation expense	6,712	5,968
Provision for doubtful accounts and sales credits	3,831	3,331
Earnings from equity method investment, net	(308)	-
Deferred compensation	75	100
Stock-based compensation windfall tax benefit	(4,108)	(1,890)
Gain on disposal of subsidiary and sale of other assets	(33,193)	-
Realized gain on securities	-	(409)
Amortization of debt issuance costs and debt discount	2,981	91
Change in contingent consideration	(900)	-
Change in fair value of warrant	1,000	-
Amortization of deferred interest	164	-
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(7,223)	(11,583)
Prepaid expenses and other current assets	478	(4,086)
Other assets — long-term	4,092	1,362
Accounts payable and accrued expenses	(6,130)	(8,237)
Deferred rent	7	67
Deferred revenue	613	1,427
Other liabilities — long-term	(743)	147
Net cash provided by operating activities	26,550	14,214

Consolidated Statements of Cash Flows (continued)

	Six Months Ended
	June 30,
	2012	2011
Investing activities:
Capital expenditures	(4,340)	(5,571)
Capitalized software and website development costs	(9,223)	(9,657)
Proceeds from sale of Chrome-branded asset	5,500	-
Purchases of marketable securities	(70,175)	-
Proceeds from sales and maturities of marketable securities	4,500	2,485
Cash contributed for equity method investment	(1,750)	-
Payment for acquisition of businesses, net of acquired cash	-	(128,311)
Net cash used in investing activities	(75,488)	(141,054)

Financing activities:
Principal payments on capital lease obligations and financing arrangements	(445)	(299)
Proceeds from the exercise of employee stock options	5,075	4,386
Proceeds from employee stock purchase plan	376	340
Proceeds from issuance of senior convertible notes	200,000	-
Payments for debt issuance costs	(7,723)	(1,909)
Payments for convertible note hedges	(43,940)	-
Proceeds from issuance of warrants	29,740	-
Purchases of treasury stock	(742)	(441)
Stock-based compensation windfall tax benefit	4,108	1,890
Net cash provided by financing activities	186,449	3,967

Net increase (decrease) in cash and cash equivalents	137,511	(122,873)
Effect of exchange rate changes on cash and cash equivalents	(69)	371
Cash and cash equivalents, beginning of period	78,709	192,563
Cash and cash equivalents, end of period	$216,151	$70,061

Supplemental disclosure:
Cash paid for:
Income taxes	$2,041	$4,465
Interest	260	32
Non-cash investing and financing activities:
Non-cash consideration issued for investment in Chrome Data Solutions	42,301	-
Accrued capitalized hardware, software and fixed assets	1,364	1,004
Assets acquired under capital leases and financing arrangements	725	34
Capitalized stock-based compensation	-	67
Deferred compensation reversal to equity	75	100

DEALERTRACK HOLDINGS, INC.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	June 30,
	2012	2011

GAAP net income	$5,925	$2,166
Interest income	(184)	(84)
Interest expense - cash	988	212
Interest expense - non-cash	2,220	-
Provision for income taxes, net	1,443	4,085
Depreciation of property and equipment and amortization of capitalized software and website costs	6,295	5,286
Amortization of acquired identifiable intangibles	6,653	7,708
EBITDA (non-GAAP)	23,340	19,373
Adjustments:
Gain on disposal of subsidiary and sale of other assets	(5,500)	-
Acquisition-related and other professional fees	538	886
Contra-revenue	996	1,114
Integration and other related costs (including amounts related to stock-based compensation)	221	306
Acquisition-related contingent consideration changes and compensation expense, net	(220)	-
Amortization of equity method investment basis difference	996	-
Rebranding expense	284	-
Change in fair value of warrant	1,000	-
Realized gain on securities	-	(409)
Adjusted EBITDA - previous presentation (non-GAAP)	$21,655	$21,270
Stock-based compensation (excluding amounts included in integration and other related costs)	3,382	3,035
Adjusted EBITDA (non-GAAP)	$25,037	$24,305

DEALERTRACK HOLDINGS, INC.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

(Dollars in thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2012	2011

GAAP net income	$22,886	$26,894
Interest income	(414)	(198)
Interest expense - cash	1,442	244
Interest expense - non-cash	2,923	-
Provision for (benefit from) income taxes, net	12,832	(21,628)
Depreciation of property and equipment and amortization of capitalized software and website costs	11,395	10,171
Amortization of acquired identifiable intangibles	13,532	14,568
EBITDA (non-GAAP)	64,596	30,051
Adjustments:
Gain on disposal of subsidiary and sale of other assets	(33,193)	-
Acquisition-related and other professional fees	737	1,216
Contra-revenue	2,098	2,057
Integration and other related costs (including amounts related to stock-based compensation)	221	958
Acquisition-related contingent consideration changes and compensation expense, net	(42)	75
Amortization of equity method investment basis difference	1,993	-
Rebranding expense	334	-
Change in fair value of warrant	1,000	-
Realized gain on securities	-	(409)
Adjusted EBITDA - previous presentation (non-GAAP)	$37,744	$33,948
Stock-based compensation (excluding amounts included in integration and other related costs)	6,712	5,850
Adjusted EBITDA (non-GAAP)	$44,456	$39,798

DEALERTRACK HOLDINGS, INC.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	June 30,
	2012	2011

GAAP net income	$5,925	$2,166
Adjustments:
Deferred tax asset valuation allowance (non-taxable)	-	1,001
Amortization of acquired identifiable intangibles	6,653	7,708
Stock-based compensation (excluding integration and other related costs)	3,382	3,035
Gain on disposal of subsidiary and sale of other assets	(5,500)	-
Contra-revenue	996	1,114
Integration and other related costs (including amounts related to stock-based compensation)	221	306
Interest expense - non-cash (not tax-impacted)	2,220	-
Amortization of equity method investment basis difference	996	-
Acquisition-related and other professional fees	538	886
Acquisition-related contingent consideration changes and compensation expense, net	(220)	-
Rebranding expense	284	-
Realized gain on securities (non-taxable)	-	(409)
Accelerated depreciation of certain technology assets	929	-
Change in fair value of warrant	1,000	-
Tax impact of adjustments (a)	(3,710)	(4,972)
Adjusted net income (non-GAAP)	$13,714	$10,835

(a)   The tax impact of adjustments for the three months ended June 30, 2012, are based on a U.S. statutory tax rate of 37.4% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 37.3% and 36.8%, respectively. The tax impact of adjustments for the three months ended June 30, 2011, are based on a U.S. statutory tax rate of 38.3% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 38.2% and 37.9%, respectively.

DEALERTRACK HOLDINGS, INC.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

(Dollars in thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2012	2011

GAAP net income	$22,886	$26,894
Adjustments:
Deferred tax asset valuation allowance (non-taxable)	-	(23,547)
Amortization of acquired identifiable intangibles	13,532	14,568
Stock-based compensation (excluding integration and other related costs)	6,712	5,850
Gain on disposal of subsidiary and sale of other assets	(33,193)	-
Contra-revenue	2,098	2,057
Integration and other related costs (including amounts related to stock-based compensation)	221	958
Interest expense - non-cash (not tax-impacted)	2,923	-
Amortization of equity method investment basis difference	1,993	-
Acquisition-related and other professional fees	737	1,216
Acquisition-related contingent consideration changes and compensation expense, net	(42)	75
Rebranding expense	334	-
Realized gain on securities	-	(409)
Accelerated depreciation of certain technology assets	929	-
Change in fair value of warrant	1,000	-
Amended state tax returns impact (non-taxable)	-	32
Tax impact of adjustments (a)	3,028	(9,369)
Adjusted net income (non-GAAP)	$23,158	$18,325

(a)   The tax impact of adjustments for the six months ended June 30, 2012, are based on a U.S. statutory tax rate of 37.4% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 37.3% and 36.9%, respectively. The tax impact of adjustments for the six months ended June 30, 2011, are based on a U.S. statutory tax rate of 38.3% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 37.9% and 37.9%, respectively.

DEALERTRACK HOLDINGS, INC.

Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted EBITDA

(Dollars in millions)

(Unaudited)

	Year Ending December 31, 2012
	Expected Range

GAAP net income	$24.5	$26.5
Interest, net	10.2	10.2
Income taxes, net	16.2	17.2
Amortization of basis difference from joint venture	4.0	4.0
Depreciation and amortization	24.0	23.0
Amortization of acquired identifiable intangibles	28.0	28.0
EBITDA (non-GAAP)	106.9	108.9
Adjustments:
Non-recurring costs (a)	5.0	5.0
Realized gains	(33.2)	(33.2)
Contra-revenue	4.0	4.0
Adjusted EBITDA - previous presentation (non-GAAP)	$82.7	$84.7
Stock-based compensation (excluding amounts included in integration and other related costs)	13.3	13.3
Adjusted EBITDA - (non-GAAP)	$96.0	$98.0

(a)	Includes certain professional fees, integration and other related costs, acquisition-related compensation expense, rebranding and fair value adjustments.

DEALERTRACK HOLDINGS, INC.

Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted Net Income

(Dollars in millions)

(Unaudited)

	Year Ending December 31, 2012
	Expected Range

GAAP net income	$24.5	$26.5
Adjustments:
Stock-based compensation	13.3	13.3
Amortization of acquired identifiable intangibles	28.0	28.0
Amortization of basis difference from joint venture	4.0	4.0
Non-cash interest expense (not tax-impacted)	7.6	7.6
Non-recurring costs (a)	6.5	6.5
Realized gains, net of taxes	(19.6)	(19.6)
Contra-revenue	4.0	4.0
Tax impact of adjustments (b)	(20.8)	(20.8)
Adjusted net income (non-GAAP)	$47.5	$49.5

(a)	Includes certain professional fees, integration and other related costs, acquisition-related compensation expense, rebranding, accelerated depreciation and fair value adjustments.

(b)	The tax impact of adjustments are based on a blended tax rate of 37% applied to taxable adjustments.

DEALERTRACK HOLDINGS, INC.

Summary of Business Statistics (Unaudited)

Three months ended

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2012	2012	2011	2011	2011

Active U.S. dealers (a)	18,638	18,345	17,543	17,629	17,660
Active U.S. lenders (b)	1,212	1,165	1,120	1,103	1,062
Transactions processed (in thousands) (c)	22,562	21,751	18,769	19,772	19,135
Active U.S. lender to dealer relationships (d)	177,570	172,075	164,776	161,400	157,591
Subscribing dealers (e)	16,280	16,143	16,003	15,860	14,488

(a)      We consider a dealer to be active in our U.S. network as of a date if the dealer completed at least one revenue-generating credit application processing transaction using the U.S. DealerTrack network during the most recently ended calendar month. The number of active U.S. dealers is based on the number of dealer accounts as communicated by lenders on the DealerTrack network.

(b)     We consider a lender to be active in our U.S. network as of a date if it is accepting credit application data electronically from U.S. dealers in the U.S. DealerTrack network.

(c)      Represents revenue-generating transactions processed in the U.S. DealerTrack, DealerTrack Aftermarket Services, DealerTrack Processing Solutions and DealerTrack Canada networks at the end of a given period.

(d)     Each lender to dealer relationship represents a pair between an active U.S. lender and an active U.S. dealer at the end of a given period. 2011 results are recalculated to reflect an improved methodology of accumulating relationships. As previously reported: December 31, 2011 - 151,126, September 30, 2011 - 150,514, June 30, 2011 - 149,398.

(e)     Represents the number of dealerships with one or more active subscriptions on the U.S. DealerTrack or DealerTrack Canada networks at the end of a given period.

DEALERTRACK HOLDINGS, INC.

Summary of Business Statistics (Unaudited)

Three months ended

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2012	2012	2011	2011	2011

Transaction revenue (in thousands)	$57,433	$54,079	$47,541	$50,411	$48,505
Subscription revenue (in thousands)	$33,932	$33,231	$38,779	$39,261	$34,716
Other revenue (in thousands)	$5,031	$4,307	$4,939	$6,121	$5,830
Average transaction price (a)	$2.59	$2.53	$2.58	$2.60	$2.58
Transaction revenue per car sold (b)	$6.12	$8.61	$7.17	$6.20	$5.73
Average monthly subscription revenue per subscribing dealership (c)	$697	$690	$813	$834	$807
Average monthly subscription revenue per subscribing dealership (excluding Chrome & ALG) (d)	$697	$690	$690	$684	$649

(a) Represents the average revenue earned per transaction processed in the U.S. DealerTrack, DealerTrack Aftermarket, DealerTrack Processing Solutions and DealerTrack Canada networks during a given period. Revenue used in calculation adds back transaction related contra-revenue.

(b) Represents transaction revenue (includes contra-revenue) divided by our estimate of total new and used car sales for the period in the U.S. and Canada.

(c) Revenue used in the calculation adds back subscription related contra-revenue.

(d) Excludes subscription revenue from Chrome and ALG.

TRAK-E ###

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